                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                              September 18, 1998
           --------------------------------------------------------
               Date of Report (Date of earliest event reported)



             Imperial Credit Commercial Mortgage Investment Corp.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Maryland                      000-23089                   95-4648345
   ------------------             ------------------        --------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)



            11601 Wilshire Blvd., Suite 2080, Los Angeles, CA 90025
           --------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)


                                (310) 231-1280
           --------------------------------------------------------
                        (Registrant's telephone number)

Item 5. Other Events.

     On September 18, 1998, Imperial Credit Commercial Mortgage Investment Corp. (the "Registrant") issued a press release announcing that it had received an unsolicited proposal from Wilshire Real Estate Investment Trust Inc. ("WREI") to negotiate a merger between Wilshire and the Registrant. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. On September 21, 1998, the Registrant issued a press release announcing (a) that its Board of Directors rejected the unsolicited merger proposal from Wilshire, (b) a third quarter dividend of $0.33 per share of common stock payable on October 14, 1998 to stockholders of record on September 30, 1998, (c) completion of the repurchase of 5,400,000 shares of its common stock pursuant to prior repurchase plans and an increase, subject to certain conditions, in the number of shares authorized for repurchase from 6,000,000 shares to 12,000,000 shares and (d) adoption of a rights plan pursuant to which a dividend distribution of one Preferred Share Purchase Right on each outstanding share of Registrant's common stock will be made on September 21, 1998 to stockholders of record on that date. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 7. Exhibit

     Exhibit 99.1 Press release of the Registrant, dated September 18, 1998
     Exhibit 99.2 Press release of the Registrant, dated September 21, 1998

                                 EXHIBIT INDEX

Exhibit
  No.                              Description
  ---                         ---------------------

99.1        Press release of the Registrant dated September 18, 1998
99.2        Press release of the Registrant dated September 21, 1998

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.


               By:
                              /s/ MICHAEL MELTZER
                   ------------------------------------------------------
                   Michael Meltzer, Chief Financial Officer and Treasurer


Dated: September 21, 1998